UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, the Compensation and Corporate Governance Committee of the Board of Directors of Gensym Corporation approved an increase in the annual base salary of Philippe C. Printz, Gensym’s Vice President of Engineering, to $180,000 effective June 15, 2007 and approved a bonus for Mr. Printz of $17,800, payable immediately. The Compensation and Corporate Governance Committee also approved a 2007 executive bonus plan for Mr. Printz that provides for a bonus of up to $25,000 based on the achievement of specified 2007 revenue objectives by Gensym. The amount of Mr. Printz’s bonus is subject to adjustment if Gensym fails to meet the revenue objectives. The bonus payment for the 2007 executive bonus plan will be made after completion of Gensym’s audit for 2007. Additionally, payment under the bonus plan is contingent upon Mr. Printz’s continued employment in good standing through the time of payment. The 2007 executive bonus plan also provides for the payment to Mr. Printz of $12,500, in lieu of the bonus based on 2007 revenue objectives, in the event of a change of control of Gensym during 2007 regardless of whether the revenue bonus objectives are or would be achieved.

On June 5, 2007, the Compensation and Corporate Governance Committee also approved, and on June 7, 2007 Gensym entered into, a severance benefits agreement with Stephen D. Allison, Gensym’s Chief Financial Officer. Pursuant to the severance benefits agreement, in the event that Mr. Allison is discharged from employment by Gensym without cause (as defined in the severance benefits agreement), he will be entitled to receive his base salary in effect on the date his employment is terminated and medical insurance benefits for a severance period of six months. Under the terms of the severance benefits agreement, Mr. Allison is not entitled to severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation. Mr. Allison’s severance benefits agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: June 8, 2007	By:	/s/ STEPHEN D. ALLISON
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Benefits Agreement, dated June 7, 2007, between Stephen D. Allison and Gensym Corporation